UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2007

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UNITY WIRELESS CORPORATION

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(Exact Name of Registrant as Specified in Charter)

Delaware	0-30620	91-1940650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

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(Address of Principal Executive Offices) (Zip Code)

(800) 337-6642

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Registrant's telephone number, including area code

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 10, 2007, the Audit Committee and the Board of Directors of the Company and management concluded, in consultation with its independent registered accounting firm, KPMG LLP, that the Company’s financial statements for the period ended March 31, 2006 filed on Form 10QSB/A on November 17, 2006, June 30, 2006 filed on Form 10QSB/A on November 17, 2006, and September 30, 2006 filed on Form 10QSB on November 15, 2006 will be restated and such financial statements should no longer be relied upon.

As a result of comments received from and discussions with the Securities and Exchange Commission, Unity has restated their previously issued consolidated interim financial statements for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

The restatements relate to the following items:

February 2006 debenture issuance

When the February 2006 debentures were issued, the Corporation did not have sufficient authorized shares available to permit the full conversion of the convertible debentures and the exercise of the warrants into common shares.  The debenture agreement itself limited the conversion of debentures and warrants to a maximum of 10,000,000 shares.

Previously, the Corporation accounted for the debentures by bifurcating the debenture and related warrants into those debentures that could immediately be converted and those which could not be immediately converted.  The corporation had recorded the fair value of the warrants issued of $1,056,170 along with the fair value of the conversion feature on the debentures which could not be immediately converted of $311,952 as “Warrants and conversion feature liability”.  The warrants and conversion feature liability were marked to market in future quarters to reflect the fair value changes in these items.

For the debentures which would immediately be converted a beneficial conversion feature was recorded in equity and the residual value of the debenture was recorded as debt.

The Corporation has revised its accounting for the debentures as outlined in note 11(d) to the consolidated financial statements for the year ended December 31, 2006.

The consolidated financial statements for the interim periods March 30, 2006, June 30, 2006 and September 30, 2006 have been impacted by the restatement of the accounting for these debentures.

Series A and B convertible non-redeemable preferred shares

Previously, the Corporation accounted for the series A and B convertible non-redeemable preferred shares by separating the conversion feature from the preferred shares and presenting its fair value as a liability, with the residual value presented as equity.  Substantially all the value of the preferred shares was presented as part of the conversion feature as a liability.

The Corporation has revised its accounting for the series A and B convertible non-redeemable preferred shares as outlined in note 13(a) and 13(b) to the consolidated financial statements for the year ended December 31, 2006.  As a result, of the restatement, the September 30, 2006 interim consolidated financial statements have been restated to reflect the change in accounting and the presentation of these preferred shares in temporary equity.

Celletra compensation shares

Previously, the Company had not recorded any amount for these shares.

The Corporation has revised its accounting for these shares as outlined in note 4(c) to the consolidated financial statements for the year ended December 31, 2006.  As a result, of the restatement, the September 30, 2006 interim consolidated financial statements have been restated to reflect the change in accounting and the company has recorded $56,250 as a charge to share compensation expense.

The company’s disclosure included in Note 23 of the Notes to the Consolidated Financial Statements reflects the impact of this restatement on the Company reported results for the first, second, and third quarters of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITY WIRELESS CORPORATION

Registrant

Date:  May 4, 2007

By: /s/ Ilan Kenig

ILAN KENIG

Chief Executive Officer